Exhibit 10.10

Avidbank Holdings, Inc.

2022 Equity Incentive Plan

Avidbank Holdings, Inc.

2022 Equity Incentive Plan

Article 1. Establishment, Purpose, and Duration

1.1 Establishment of the Plan. Avidbank Holdings Inc., a California corporation (hereinafter referred to as the “Company”), establishes a stock-based incentive compensation plan to be known as the Avidbank Holdings, Inc. 2022 Equity Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.

The Plan shall become effective upon the date of Board approval of the Plan (the “Effective Date”), subject to shareholder approval as set forth in Section 18.7 hereof, and shall remain in effect as provided in Section 1.3 hereof.

1.2 Purposes of the Plan. The purposes of the Plan are to provide the Company flexible means of compensating Employees, Directors and Consultants of the Company in order to attract, motivate and retain such Employees, Directors and Consultants who become Participants in the Plan, and to promote the success and enhance the value of the Company by linking the personal interests of the Participants to those of the Company’s shareholders and by providing Participants with an incentive for outstanding performance.

1.3 Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan terminates, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meaning set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2 “Award” means, individually or collectively, a grant under this Plan of NSOs, ISOs, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or Stock-Based Awards.

2.3 “Award Agreement” means either (i) an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan; or (ii) a statement issued by the Company to a Participant describing the terms and provisions of such Award.

2.4 “Beneficial Owner or Beneficial Ownership” shall have the meaning ascribed to such term in rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cause” means any of the following with respect to a Participant:

(a) The Participant’s deliberate violation of any state or federal banking or securities law; or

(b) The Participant’s deliberate violation of the Bylaws, rules, policies or resolutions of the Company that has a material adverse effect on the Company or any Subsidiary; or

(c) The Participant’s deliberate violation of the rules or regulations of the California Department of Financial Institutions or any successor agency, the Federal Deposit Insurance Corporation, the Federal Reserve Board of Governors, the Office of the Comptroller of the Currency or any other regulatory agency or governmental authority having jurisdiction over the Company or any Subsidiary; or

(d) The Participant’s conviction of any felony; or

(e) The Participant’s conviction of a crime involving moral turpitude, fraudulent conduct, or dishonest conduct.

2.7 “Change in Control” shall mean any of the following:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or group becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act) or has the right to acquire beneficial ownership, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(b) The consummation of the sale, lease or other disposition by the Company of all or substantially all of the Company’s assets (including any equity interests in subsidiaries); or (c) The consummation of a merger, consolidation, business combination, share exchange or similar transaction involving the Company and any other entity (“Business Combination”) which results in the voting securities of the Company outstanding immediately prior thereto representing less than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such Business Combination.

Notwithstanding the foregoing, if any payment to be made hereunder as a result of the occurrence one or more of the foregoing events would be considered “nonqualified deferred compensation” for purposes of Section 409A of the Code, then, as to such payment, such event shall constitute a Change in Control only if the event additionally constitutes a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” (as such terms are defined for purposes of Section 409A of the Code) of the Company or a Subsidiary.

2.8 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or corresponding provisions of any successor statute thereto.

2.9 “Committee” means the Compensation Committee of the Board. However, if a member of the Compensation Committee is not a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, the Compensation Committee may from time to time delegate some or all of its functions under the Plan to a committee or subcommittee composed of members that meet the relevant requirements. The term “Committee” includes any such committee or subcommittee, to the extent of the Compensation Committee’s delegation.

2.10 “Company” means Avidbank Holdings, Inc., a California corporation, and any successor thereto as provided in Article 16 herein.

2.11 “Consultant” means an individual providing services to the Company or any Subsidiary, other than a Director or an Employee, and other than in connection with the offer or sale of any Company securities in a capital-raising transaction. Such Consultant shall be eligible to participate in the Plan as selected by the Committee in accordance with Article 5. Notwithstanding any other provision in the Plan to the contrary, the following shall apply in the case of a Consultant who is allowed to participate in the Plan: (a) with respect to any reference in this Plan to the working relationship between such Consultant and the Company or a Subsidiary, the term “service” shall apply as may be appropriate in lieu of the term “employment” or “employ”; (b) no such Consultant shall be eligible for a grant of an ISO; and (c) the exercise period and vesting of an Award following such Consultant’s termination from service shall be specified and governed under the terms and conditions of the Award as may be determined by the Committee and set forth in the Consultant’s Award Agreement related to such Award.

2.12 “Director” means any individual who is a member of the Board or of the board of directors of any Subsidiary.

2.13 “Employee” means an employee of the Company or any Subsidiary. A Director who is not otherwise employed as an employee of the Company or any Subsidiary shall not be considered an Employee under this Plan.

2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.15 “Fair Market Value” or “FMV” of Shares or Stock on any given date under the Plan shall be determined as follows:

(a) If the Stock is at the time listed or admitted to trading on any national stock exchange, including the Nasdaq Stock Market, then the fair market value shall be the closing selling price per share of the Stock on the date of determination on the stock exchange determined by the Committee to be the primary market for the Stock, as such price is officially quoted in the composite tape transactions on such exchange. If there is no reported sale of the Stock on such exchange on the date of determination, then the fair market value shall be the closing price on the exchange on the last preceding date for which such quotation exists;

(b) If the Stock is at the time neither listed nor admitted to trading on any national stock exchange, but is traded over-the-counter (including on the Over-the-Counter Bulletin Board), then the fair market value shall be the mean between the last reported bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which such Stock is quoted or, if Stock is not quoted on any such system, by the “Pink Sheets” published by the National Quotation Bureau, or through any successor system. If there is no reported bid or asked price for the Stock on the date of determination, then the fair market value shall be the mean between the last reported bid and asked prices on the last preceding date for which such bid and asked prices exist; and

(c) If the Stock is at the time neither listed nor admitted to trading on any stock exchange, or over-the-counter or the Pink Sheets, then the then the fair market value shall be determined by the Committee in good faith on such basis and taking into account such factors as the Committee shall deem appropriate, without regard to any restriction other than a restriction which, by its terms, will never lapse, and to the extent applicable in a manner consistent with the requirements of Section 409A of the Code.

2.16 “Freestanding SAR” means a SAR that is granted independently of any Options, as described in Article 7 herein.

2.17 “Grant Price” means the price at which a SAR may be exercised by a Participant, as determined by the Committee and set forth in Section 7.1 herein.

2.18 “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 herein and that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.19 “Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.20 “Non-Employee Director” means a Director who is not employed by the Company or an Affiliate of the Company.

2.21 “Nonstatutory Stock Option” or “NSO” means an Option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option or that otherwise does not meet such requirements.

2.22 “Option” means an Incentive Stock Option or a Nonstatutory Stock Option, as described in Article 6 herein.

2.23 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

2.24 “Participant” means an Employee, Director or Consultant who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

2.25 “Performance Measures” means criteria determined by the Committee as described in Article 11 on which performance goals are to be based.

2.26 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.27 “Performance Share” means an Award of Shares granted to a Participant, as described in Article 9 herein.

2.28 “Performance Unit” means an Award designated as such granted to a Participant, as described in Article 9 herein.

2.29 “Period of Restriction” means the period during which an Award or any portion of an Award is subject to forfeiture based on the passage of time, the achievement of performance goals, and/or upon the occurrence of other events as determined by the Committee, in its discretion.

2.30 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.31 “Restricted Stock” means an Award of Shares granted to a Participant pursuant to Article 8 herein.

2.32 “Restricted Stock Unit” means an Award designated as such granted to a Participant pursuant to Article 8 herein.

2.33 “Rule 701” means Rule 701 adopted by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

2.34 “Shares” or “Stock” means shares of common stock of the Company.

2.35 “Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.

2.36 “Stock-Based Award” means an Award granted pursuant to the terms of Article 10 herein.

2.37 “Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns at least fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

2.38 “Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled) or a SAR that is granted in tandem with an Option but the exercise of such Option does not cancel the SAR, but rather results in the exercise of the related SAR.

Article 3. Administration

3.1 General. The Committee shall be responsible for administering the Plan. The Committee may employ attorneys, consultants, accountants, and other persons, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Participants, the Company, and all other interested parties.

3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power and authority to interpret the terms and the intent of the Plan and to determine eligibility for Awards and to adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article 14, adopting modifications and amendments or subplans to the Plan or modifications or amendments to any Award Agreement, including without limitation, any that are necessary to comply with the laws of any country in which the Company or any Subsidiary operates.

3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary, or to one or more agents or advisors such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. Except with respect to Awards to Insiders, the Committee may (to the extent permitted by applicable law), by resolution, authorize one or more officers of the Company to do one or both of the following: (a) designate Employees and Consultants to be recipients of Awards; and (b) determine the size of the Award; provided, however, that the resolution providing such authorization sets forth the total number of Shares subject to Awards such officer or officers may grant.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares Available for Awards. Subject to adjustment as provided in this Article 4, the number of Shares authorized to be delivered pursuant to Awards granted under the Plan is six hundred thousand (600,000) Shares (the “Share Authorization”). The Share Authorization also shall be the maximum number of Shares that may be issued under the Plan with respect to Incentive Stock Options. The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Stock-Based Awards. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares. Following shareholder approval of the Plan, no new awards shall be granted under the Company’s 2013 Equity Incentive Plan (the “2013 Plan”), provided, however, the Company may continue to issue shares of common stock pursuant to awards granted under the 2013 Plan that are outstanding as of the date of shareholder approval of this Plan.

If any Award expires, or is forfeited or cancelled without having been exercised or settled in full, or if Shares are acquired pursuant to an Award subject to forfeiture or repurchase and are forfeited or repurchased by the Company for an amount not greater than the Participant’s exercise or purchase price, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall be added back to the Shares available for issuance under the Plan and shall again be available for future Awards under the Plan.

Shares tendered or held back upon exercise of an Option or any Award other than a full value Share Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. Shares tendered or held back upon the vesting or settlement of any Restricted Stock, RSUs, Performance Shares and full value Stock-Based Awards to cover tax withholding shall not be added back to the number of Shares available for issuance under the Plan. Upon exercise of SARs, the gross number of Shares exercised shall be deducted from the total number of Shares remaining available for issuance under the Plan. Upon exercise of any Award that is settled in cash, the number of Shares upon which the cash payment is based shall be deducted from the total number of Shares remaining available for issuance under the Plan.

4.2 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse Stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in an equitable manner, as applicable, the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Award Limits, and other value determinations applicable to outstanding Awards.

Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

4.3 Assumption or Substitution of Awards. The Board may, without affecting the Share Authorization, authorize the issuance of Awards under this Plan in substitution or assumption of outstanding awards under the plan of another entity in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.

4.4 Limitation on Non-Employee Director Grants. No Non-Employee Director shall be granted Awards or receive cash compensation in any one calendar year having a value, as determined by the Company for financial reporting purposes, in excess of $150,000. For the purpose of the preceding sentence, cash compensation that is deferred shall be considered received in the year for which it was initially payable and any earnings on deferred amounts shall not be taken into account. In adopting and approving this Plan, the Board and the Company’s shareholders have considered that annual compensation to each Non-Employee Director of up to $150,000 is reasonable. The foregoing limit on Non-Employee Director compensation applies only to compensation for customary Board services, and does not apply to compensation for special Board services, for example, being chair or vice-chair of the Board, which shall be subject to the limit set forth in the next sentence of this Section. The Board may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances, so long as this Section would not be violated if the $150,000 figure were instead $300,000, as the Board may determine in its sole discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Non-Employee Directors.

Article 5. Eligibility and Participation

5.1 Eligibility. Individuals eligible to participate in the Plan include all Employees, Directors, and Consultants.

5.2 Participation. Subject to the provisions of the Plan, the Committee may from time to time, select from all eligible Employees, Directors, and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, provided that ISOs shall not be granted to Non-Employee Directors and Consultants.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NSO.

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee and shall be specified in the Award Agreement. The Option Price shall be not less than one hundred percent (100%) of the FMV of the Shares on the date of grant.

6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary of the date of its grant.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Option Price for the Shares.

6.6 Payment. Payment of the Option Price for the number of Shares being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if and to the extent set forth in the Award Agreement, by means of (1) a Stock Tender Exercise, (2) a Cashless Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law; or (iv) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the Option Price or which otherwise restrict one or more forms of consideration. For purposes of this Section:

(a) “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanied by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole Shares having a Fair Market Value that does not exceed the aggregate Option Price of the Shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s Stock. If required by the Company, the Option may not be exercised by tender to the Company, or attestation to the ownership, of Shares unless such Shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(b) “Cashless Exercise,” which shall be permitted only upon the class of Shares subject to the Option becoming publicly traded in an established securities market, means the delivery of a properly executed exercise notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the Shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(c) “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of Shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of Shares having a Fair Market Value that does not exceed the aggregate Option Price for the Shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate Option Price not satisfied by such reduction in the number of whole Shares to be issued.

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired pursuant to exercise for a specified period of time, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination. Notwithstanding the foregoing, to the extent required by California law, any Award Agreement for an Option shall provide that, except in connection with at termination for cause, to the extent that a Participant is entitled to exercise an Option on the date of employment termination, such Participant shall retain the right to exercise such option for at least six (6) months in the case of termination caused by death or disability and at least 30 days in the case of termination for any other reason.

6.9 Transferability of Options.

(a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or to a revocable trust established by and for the Participant. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant or such Participant’s revocable trust.

(b) Nonstatutory Stock Options. Except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, no NSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or to a revocable trust established by and for the Participant; provided that the Board or Committee may permit further transferability, on a general or a specific basis, subject to compliance with Rule 701, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, or unless the Board or the Committee decides to permit further transferability, all NSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant or such Participant’s revocable trust.

6.10 Notification of Disqualifying Disposition. The Participant will notify the Company upon the disposition of Shares issued pursuant to the exercise of an ISO. The Company will use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.

6.11 Minimum Exercise Period for Options. An Option that becomes exercisable based on the Participant’s continued employment or other service as an Employee, Director or Consultant, may not become exercisable prior to the expiration of a one (1) year period of such employment or other service following the date of grant of such Option. Notwithstanding the foregoing sentence, the Committee shall have the power and the discretion to provide for earlier exercisability in the event a Participant’s employment or other service as an Employee, Director or Consultant terminates due to death or disability or following a Change in Control, and to provide for earlier exercisability and vesting of Awards that in the aggregate (including any Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Stock-Based Awards that vest less than one (1) year from the date of grant and SARs exercisable less than one (1) year from the date of grant) are limited to a number of Shares that does not exceed five percent (5%) of the Share Authorization set forth in Section 4.1. An Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall not become first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act).

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The SAR Grant Price of each Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The Grant Price of each Tandem SAR shall be equal to the Option Price of the related Option. The SAR Grant Price of each SAR must be not less than one hundred percent (100%) of the FMV of the Shares on the date of grant.

7.2 SAR Agreement. Each SAR shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3 Term of SAR. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary of the date of its grant.

7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.5 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

7.6 Payment of SAR Amount. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the FMV of a Share on the date of exercise over the Grant Price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Committee at its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth or reserved for later determination in the Award Agreement pertaining to the grant of the SAR.

7.7 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

7.8 Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or to a revocable trust established by and for the Participant; provided that the Board or Committee may permit further transferability, on a general or a specific basis, subject to compliance with Rule 701, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise unless the Board or the Committee decides to permit further transferability, all SARs granted to a Participant under this Article 7 shall be exercisable during his or her lifetime only by such Participant or by such Participant’s revocable trust.

7.9 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received upon exercise of a SAR for a specified period of time.

7.10 Minimum Exercise Period for SARs. SARs that become exercisable based on the Participant’s continued employment or other service as an Employee, Director or Consultant, may not become exercisable prior to the expiration of a one (1) year period of such employment or other service following the date of grant of such Option. Notwithstanding the foregoing sentence, the Committee shall have the power and the discretion to provide for earlier exercisability in the event a Participant’s employment or other service as an Employee, Director or Consultant terminates due to death or disability or following a Change in Control, and to provide for earlier exercisability and vesting of Awards that in the aggregate (including any Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Stock-Based Awards that vest less than one (1) year from the date of grant and Options exercisable less than one (1) year from the date of grant) are limited to a number of Shares that does not exceed five percent (5%) of the Share Authorization set forth in Section 4.1. A SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall not be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act).

Article 8. Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts, as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3 Transferability. Except as provided in this Article 8, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement, subject to compliance with Rule 701 and all other applicable securities laws. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or by such Participant’s revocable trust.

8.4 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable federal or state securities laws, or any holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following:

“The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Avidbank Holdings, Inc. 2022 Equity Incentive Plan, and in the associated Restricted Stock Award Agreement. A copy of the Plan and such Restricted Stock Award Agreement may be obtained from Avidbank Holdings, Inc.”

8.6 Voting Rights. To the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder shall have the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.7 Dividends and Dividend Equivalents. During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to Restricted Stock or dividend equivalents with respect to Restricted Stock Units while they are so held in a manner determined by the Committee in its sole discretion; provided, however, that no such dividends or dividend equivalents shall be paid or become payable to a Participant unless and until the Shares of Restricted Stock or Restricted Stock Units with respect to which the dividends or dividend equivalents are credited have become vested. The Committee may apply any additional accrual, forfeiture, or payout restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units.

8.8 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

8.9 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall promptly submit a copy of such election to the Company.

8.10 Minimum Vesting Period. No Award of Restricted Stock or Restricted Stock Units shall vest in whole or in part in less than one (1) year following the date of grant of such Award. Notwithstanding the foregoing sentence, the Committee shall have the power and the discretion to provide for vesting in less than one (1) year following the date of grant in the event a Participant’s employment or other service as an Employee, Director or Consultant terminates due to death or disability or following a Change in Control, and to provide for vesting in less than one (1) year following the date of grant for Awards that in the aggregate (including any Performance Shares, Performance Units and Stock-Based Awards that vest less than one (1) year from the date of grant and Options and SARs exercisable less than one (1) year from the date of grant) are limited to a number of Shares that does not exceed five percent (5%) of the Share Authorization set forth in Section 4.1.

Article 9. Performance Shares and Performance Units

9.1 Grant of Performance Shares and Performance Units. Subject to the terms of the Plan, Performance Shares and/or Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2 Value of Performance Shares and Performance Units. Each Performance Share shall have an initial value equal to the FMV of a Share on the date of grant. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set Performance Measures in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Shares/Performance Units that will be paid out to the Participant.

9.3 Earning of Performance Shares and Performance Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/Performance Units shall be entitled to receive payout on the value and number of Performance Shares/Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Notwithstanding the foregoing, the Company has the ability to require the Participant to hold the Shares received pursuant to such Award for a specified period of time.

9.4 Form and Timing of Payment of Performance Shares and Performance Units. Payment of earned Performance Shares/Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Shares/Performance Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Shares/Performance Units as soon as practicable after the end of the applicable Performance Period, but in no event later than 2 ½ months following the end of the calendar year in which such Performance Period ends; provided, however, that any Shares may be granted subject to restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5 Dividend Equivalents. At the discretion of the Committee, Participants holding Performance Shares may be credited with dividend equivalents corresponding to dividends declared with respect to the Shares in a manner determined by the Committee in its sole discretion; provided, however, that no such dividend equivalents shall be paid or become payable to a Participant unless and until the Performance Shares with respect to which the dividend equivalents are credited have become vested. Such dividend equivalents may be subject to additional accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.

9.6 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares and/or Performance Units following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Shares or Performance Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

9.7 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Shares/Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or to a revocable trust established by and for the Participant. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during his or her lifetime only by such Participant or by such Participant’s revocable trust.

9.8 Minimum Vesting Period. No Performance Shares or Performance Units shall vest in whole or in part in less than one (1) year following the date of grant of such Awards. Notwithstanding the foregoing sentence, the Committee shall have the power and the discretion to provide for vesting in less than one (1) year following the date of grant i in the event a Participant’s employment or other service as an Employee, Director or Consultant terminates due to death or disability or following a Change in Control, and to provide for vesting in less than one (1) year following the date of grant for Awards that in the aggregate (including any Restricted Stock, Restricted Stock Units and Stock-Based Awards that vest less than one (1) year from the date of grant and Options and SARs exercisable less than one (1) year from the date of grant) are limited to a number of Shares that does not exceed five percent (5%) of the Share Authorization set forth in Section 4.1.

Article 10. Stock-Based Awards

10.1 Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may entail the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.2 Value of Stock-Based Awards. Each Stock-Based Award shall have a value based on the value of a Share, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.3 Earning of Stock-Based Awards. Subject to the terms of this Plan, the holder of Stock-Based Awards shall be entitled to receive payout on the number and value of Stock-Based Awards earned by the Participant, to be determined as a function of the extent to which applicable performance goals, if any, have been achieved.

10.4 Form and Timing of Payment of Stock-Based Awards. Payment of earned Stock-Based Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Stock-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate FMV equal to the value of the earned Stock-Based Awards. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

10.5 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Stock-Based Awards following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

10.6 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or to a revocable trust established by and for the Participant. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or by such Participant’s revocable trust.

10.7 Dividend Equivalents. At the discretion of the Committee, Participants holding Stock-Based Awards may be credited with dividend equivalents corresponding to dividends declared with respect to the Shares in a manner determined by the Committee in its sole discretion; provided, however, that no such dividend equivalents shall be paid or become payable to a Participant unless and until the Stock-Based Award with respect to which the dividend equivalents are credited have become vested. Such dividend equivalents may be subject to additional accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.

10.8 Minimum Vesting Period. No Stock-Based Award shall vest in whole or in part in less than one (1) year following the date of grant of such Award. Notwithstanding the foregoing sentence, the Committee shall have the power and the discretion to provide for vesting in less than one (1) year following the date of grant in the event a Participant’s employment or other service as an Employee, Director or Consultant terminates due to death or disability or following a Change in Control, and to provide for vesting in less than one (1) year following the date of grant for Awards that in the aggregate (including any Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units that vest less than one (1) year from the date of grant and Options and SARs exercisable less than one (1) year from the date of grant) are limited to a number of Shares that does not exceed five percent (5%) of the Share Authorization set forth in Section 4.1.

Article 11. Performance Measures

The Committee shall determine the Performance Measures upon which the payment or vesting of Performance Shares, Performance Units and/or any other performance-based Award are to be made.

Any Performance Measure(s) may be designated to apply on a “core” basis, where at the discretion of the Committee certain non-recurring items may be excluded for purposes of determining the attainment of the Performance Measure(s), or an expanded basis, where at the discretion of the Committee additional items may be included for purposes of determining the attainment of the Performance Measure(s). In addition, any Performance Measure(s) may be used to measure the performance of the Company as a whole, or any subsidiary, affiliate or business unit of the Company, or any combination thereof, as the Committee may deem appropriate, or as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate. The Committee also has the authority to provide for accelerated vesting of any Award that is based on the achievement of Performance Measures, without regard to whether such Performance Measures have been achieved.

Article 12. Rights of Employees and Consultants

12.1 Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or any Subsidiary.

For purposes of the Plan, transfer of employment of a Participant between the Company and any Subsidiary or between Subsidiaries shall not be deemed a termination of employment. Additionally, the Committee shall have the ability to stipulate in a Participant’s Award Agreement that a transfer to a company that is spun-off from the Company shall not be deemed a termination of employment with the Company for purposes of the Plan until the Participant’s employment is terminated with the spun-off company.

12.2 Participation. No Director, Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

12.3 Rights as a Shareholder. A Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 13. Change in Control

Subject to the requirements and limitations of Section 409A of the Code, if applicable, the Board or the Committee may provide for any one or more of the following consequences of Change in Control on Awards:

13.1 Accelerated Vesting. In its discretion and upon such conditions and to such extent as it shall determine, the Board or the Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate for acceleration of the exercisability and/or vesting of each or any outstanding Award or portion thereof and/or any Shares acquired pursuant thereto upon a Change in Control in connection with either (a) the termination of the Participant’s employment or other service relationship by the Company without Cause or by the Participant for a good reason immediately prior to, upon, or following such Change in Control or (b) the failure of the Acquiror to assume, continue or substitute for such Award pursuant to Section 13.2. Any such accelerated vesting of Performance Shares or Performance Units shall not exceed the greater of (x) the number of Shares that would be earned and vested based upon the Company’s satisfaction of the applicable Performance Measures through the date of the Change in Control, if the Performance Period ended on such date, or (y) a prorated amount of the maximum or target number of Shares subject to the Award based upon the ratio of the number of days elapsed in the Performance Period prior to the Change in Control to the total number of days in the Performance Period.

13.2 Assumption, Continuation or Substitution of Awards. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock. For purposes of this Section, if so determined by the Board or the Committee, in its discretion, an Award or any portion thereof shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Share subject to such portion of the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a Share on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration is not solely common stock of the Acquiror, the Board or the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise of the Award for each Share to consist solely of common stock of the Acquiror equal in Fair Market Value to the per Share consideration received by holders of Stock pursuant to the Change in Control. If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Board or the Committee may, in its discretion, determine such Fair Market Value per Share as of the time of the Change in Control on the basis of the Board’s or the Committee’s good faith estimate of the present value of the probable future payment of such consideration. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control. Notwithstanding the foregoing, Shares acquired upon exercise of an Award prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such Shares shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Award except as otherwise provided in such Award Agreement.

13.3 Cash-Out of Outstanding Awards. The Board or the Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share (and each unvested Share, if so determined by the Board or the Committee) subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change in Control, reduced (but not below zero) by the exercise price or purchase price per Share, if any, under such Award. If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Board or the Committee may, in its sole discretion, determine such Fair Market Value per Share as of the time of the Change in Control on the basis of the Board’s or the Committee’s good faith estimate of the present value of the probable amount of future payment of such consideration. In the event such determination is made by the Board or the Committee, an Award having an exercise or purchase price per Share equal to or greater than the Fair Market Value of the consideration to be paid per Share in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

Article 14. Amendment, Modification, Suspension, and Termination

14.1 Amendment, Modification, Suspension, and Termination. The Committee or Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part, provided that any such alteration, amendment, modification, suspension or termination of the Plan pursuant to this Article 14 shall be effected in a manner compliant with Section 409A of the Code. No amendment of the Plan shall be made without shareholder approval (a) that would increase the Share Authorization under Section 4.1 (other than adjustments pursuant to Section 4.2), (b) that would alter or delete Section 14.5, (c) for which and to the extent that shareholder approval is required by law, regulation, or stock exchange rule, and (d) under such other circumstances as the Board or the Committee may determine.

14.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

14.3 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

14.4 Clawback and Other Provisions for Recovery or Termination of Awards. Notwithstanding anything else stated in this Plan or any Award Agreement, this Plan and each Award Agreement shall be subject to the following conditions:

(a) Any term or provision in this Plan that is interpreted, deemed or found by any governmental agency or by the Company to be in violation or potential violation of any law, guidance, rule, regulation, regulatory action, order or decree (hereinafter individually and collectively referred to as “Law”) will be modified to conform to the Law.

(b) Any bonus, retention award, incentive compensation or any other payment paid under this Plan or any Award Agreement is subject to recovery (claw back) by any governmental agency or by the Company to the extent required by Law if it is based on materially inaccurate statements of earnings, revenues or gains, or any performance criteria/metric or other criteria or metric that is found by any governmental agency or the Company to be materially inaccurate (or is otherwise required by Law) or to have encouraged unnecessary and/or excessive risk taking.

(c) Payments that require regulatory or other approval are prohibited unless and until such approval is obtained, and the Company shall have no obligation to seek such approval.

(d) The Company will adhere to all requirements required under applicable Law relating to, among other things, excessive compensation, golden parachute payments and risk management.

14.5 No “Repricing” Without Shareholder Approval. Except as provided in Section 4.2, neither the Board nor the Committee shall have the authority: (i) to reduce the Option Price, Grant Price or other purchase or strike price of any outstanding Option or SAR, or (ii) to cancel any outstanding Option or SAR that has an Option Price or Grant Price greater than the current Fair Market Value in exchange for cash or any other Award under the Plan (except in the event of a Change in Control), unless the shareholders of the Company have approved such an action within twelve (12) months prior to such an event.

Article 15. Withholding

15.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign (including the Participant’s FICA obligation), required by law or regulation to be withheld with respect to any taxable event arising or as a result of this Plan.

15.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of Awards granted hereunder, the Company may require or Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by tendering Shares then owned by the Participant or by having the Company withhold Shares that otherwise then would be issued to the Participant, in either case having a FMV on the date the tax is to be determined equal to the tax required to be withheld, including any amount that the Committee agrees may be withheld at the time the election is made. If Shares are tendered or Shares that otherwise would be issued are withheld by the Company to satisfy the tax withholding, the Shares applied to such tax withholding shall have a FMV that is no greater than the maximum statutory federal, state or local tax rates that could apply to the Award in the jurisdictions applicable to the Participant on the date that the amount of tax to be withheld is to be determined, or such other limitation as may be required by then applicable accounting rules and regulations to maintain favorable equity accounting treatment for the Award. All elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 16. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 17. General Provisions

17.1 Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for Cause, violation of material Company and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

17.2 Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

17.3 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

17.4 Investment Representations. The Committee may require each Participant receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares, and any further representations and warranties that may be required by applicable state or federal securities laws.

17.5 Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in any country in which the Company or any Subsidiary operate or have Directors, Employees or Consultants, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Subsidiaries shall be covered by the Plan;

(b) Determine which Directors, Employees and Consultants outside the United States are eligible to participate in the Plan;

(c) Modify the terms and conditions of any Award granted to any Director, Employee or Consultant outside the United States to comply with applicable foreign laws:

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 17.5 by the Committee shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

17.6 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

17.7 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or any Subsidiary may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or any Subsidiary and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company or any Subsidiary under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to ERISA.

17.8 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise terminated.

17.9 Retirement and Welfare Plans. The Awards under this Plan will not be included as “compensation” for purposes of computing benefits payable to any Participant under the Company’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

17.10 Information. The Company shall deliver to any Participant a copy of the Plan. In addition, if the aggregate sales price or amount of securities sold by the Company under this Plan during any consecutive 12-month period exceeds $10 million (or such other amount required by Rule 701), the Company must deliver the information required by Rule 701 to each Participant a reasonable period of time before the date of sale.

Article 18. Legal Construction

18.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

18.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

18.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall receive the consideration required by law for the issuance of Awards under the Plan.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.4 Securities Law Compliance. Prior to registration of the Company’s common stock under the Exchange Act, the Plan and the Awards granted thereunder shall be administered in compliance with Rule 701 and all applicable securities rules under the California General Corporation Law, including, but not limited to, requirements to deliver appropriate disclosure requirements and financial statements to recipients of Awards, and any action which shall be taken or provision of the Plan which is prohibited under Rule 701 (until registration of the Company’s common stock under Section 12 of the Exchange Act) or applicable California and state securities laws shall be void. Securities issued pursuant to the Plan shall be considered “restricted securities” as defined in Rule 144 adopted by the Securities and Exchange Commission under the Securities Act of 1933, as amended. Following the registration of the Company’s common stock under Section 12 of the Exchange Act, the Company may register Shares allotted pursuant to the exercise of an Award with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national or foreign securities laws, stock exchange, or automated quotation system. With respect to Insiders, following registration of the Company’s common stock under Section 12 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply following registration, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. The Company may impose such additional conditions and restrictions as are necessary with respect to any Award as are necessary to comply with applicable federal and state securities laws.

18.5 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of California, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of California, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

18.6 Section 409A of the Code. It is the Company’s intent that Awards and payments under the Plan are exempt from, and do not constitute “deferred compensation” subject to, Section 409A of the Code, or are compliant with Section 409A of the Code, and that the Plan shall be interpreted and administered accordingly to the fullest extent possible. Each “payment” in any series of payments under an Award shall be considered a separate payment for purposes of Section 409A of the Code. If and to the extent that any payment is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A of the Code and is payable hereunder to a Participant by reason of his termination of employment, then (a) such payment or benefit shall be made or provided to the Participant only upon a “separation from service” as defined for purposes of Section 409A of the Code under applicable regulations and (b) if the Participant is a “specified employee” (within the meaning of Section 409A of the Code and as determined by the Company), such payment shall not be made or provided before the date that is six months after the date of the Participant’s separation from service (or his earlier death). Neither the Company nor its affiliates shall have any liability to any Participant, Participant’s spouse or other beneficiary of any Participant’s spouse or other beneficiary of any Participant or otherwise if the Plan or any amounts paid or payable hereunder are subject to the additional tax and penalties under Section 409A of the Code.

18.7 Shareholder Approval. The Plan and any increase in the maximum aggregate number of Shares issuable hereunder as provided in Section 4.1 shall be submitted for approval by a majority of the outstanding securities of the Company entitled to vote no later than twelve (12) months after the Effective Date with respect to approval of the Plan or after the effective date of any such increase. Awards granted prior to security holder approval of the Plan or in excess of the authorized Shares previously approved by the security holders shall become exercisable no earlier than the date of security holder approval of the Plan or of such increase in authorized Shares, as the case may be, and such Awards shall be rescinded if such security holder approval is not received in the manner described in the preceding sentence.

AMENDMENT TO

AVIDBANK HOLDINGS, INC.
2022 EQUITY INCENTIVE PLAN

This Amendment (this “Amendment”) to the AvidBank Holdings, Inc. Equity Incentive Plan (the “Plan”) is adopted pursuant to Section 14.1 of the Plan in order to increase the number of shares of Company common stock available for the grant of Awards under the Plan. The Plan is hereby amended, effective as of May 20, 2025, in the following respect only:

The first paragraph of Section 4.1 of the Plan is amended to read as follows:

4.1 Number of Shares Available for Awards. Subject to adjustment as provided in this Article 4, the number of Shares authorized to be delivered pursuant to Awards granted under the Plan is One Million One Hundred Thousand (1,100,000) Shares (the “Share Authorization”). The Share Authorization also shall be the maximum number of Shares that may be issued under the Plan with respect to Incentive Stock Options. The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Stock-Based Awards. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares. Following shareholder approval of the Plan, which occurred in 2022, no new awards shall be granted under the Company’s 2013 Equity Incentive Plan (the “2013 Plan”), provided, however, the Company may continue to issue shares of common stock pursuant to awards granted under the 2013 Plan that are outstanding as of the date of shareholder approval of this Plan.

Except as expressly set forth in this Amendment, the terms and conditions of Plan shall continue in full force and effect.

IN WITNESS WHEREOF, this Amendment is executed effective as of the date stated above.

AVIDBANK HOLDINGS, INC.

By:	/s/ Victor DeMarco
Name:	Victor DeMarco
Title:	Executive Vice President, Chief Legal Officer and Secretary